UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2004

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way

Indianapolis, IN  46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 27, 2004, the Company and Donna LeGrand, the Company’s General Counsel, determined that Ms. LeGrand would depart from the Company effective January 1, 2005.  In connection with Ms. LeGrand’s departure from the Company, the Employment Agreement, dated as of August 11, 2003, between Ms. LeGrand and the Company terminated effective January 1, 2005, other than the provisions thereof that by their terms survive termination of employment, such as the covenant not to compete.  Pursuant to the terms of the Employment Agreement, the Company will pay to Ms. LeGrand her current monthly salary of $12,500 for a period of three months, beginning January 1, 2005.  This Employment Agreement was previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2003 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: January 3, 2005	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer